                                                         EXHIBIT 4.4


                            [Front of Certificate]


PLEASE SEE RESTRICTIVE LEGENDS ON REVERSE SIDE HEREOF

             INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

Number                                                   Shares
SPECIMEN                                                 SPECIMEN

                           DIAMETRICS MEDICAL, INC.

This certifies that   SPECIMEN   is the owner and registered holder of
                    ------------
   SPECIMEN    Shares of fully paid and nonassessable shares of the Series I
--------------
Junior Partricipating Preferred Stock, $.01 par value, of Diametrics Medical,
Inc.

transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation this ___ day of ___________, 19___.


________________________                          ____________________________
Secretary                                         President

NO
CORPORATE
SEAL
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                             [Back of Certificate]

The securities represented by this certificate have not been registered under either the Securities Act of 1933 or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under such Act and such laws covering such securities, or the Company receives an opinion of counsel acceptable to the Company stating that such sale, transfer, assignment, offer, pledge or other distribution for value is exempt from the registration and prospectus delivery requirements of such Act and such laws.

The issuer of the securities represented by this certiciate will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued by such issuer, so far as they have been determined, and the authority of the board of directors of such issuer to determine the relative rights and preferences of subsequent classes or series.



NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.



For Value Received _______________________________________ hereby sells, assigns and transfers unto _______________________________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________ Attorney to
transfer the said shares on the Books of the within named Corporation with full power of substitution in the premises.


Dated _________________________________________________________, 19___________
IN PRESENCE OF________________________________________________________________